Exhibit 99.1

SoundThinking, Inc. Reports First Quarter 2026 Financial Results

Revenues Decreased 15% to $24.2 Million, as Q1 2025 included Revenue of Approximately $3.5 million From Renewal of Two Delayed Contracts with the New York City Police Department

Company Reaffirms FY 2026 Revenue Guidance Range of $109.0 Million to $111.0 Million, Representing Approximately 6% Year-Over-Year Growth at the Midpoint, and Reaffirms FY 2026 Adjusted EBITDA Margin Guidance Range of 16% to 18%

Company Reaffirms Expectation for ARR1 to Increase from $95.4 Million at the Beginning of 2026 to Approximately $110.0 Million at the Beginning of 2027

FREMONT, CA – May 14, 2026 – SoundThinking, Inc. (Nasdaq: SSTI), a leading public safety technology company, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial and Operational Highlights

•
Revenues decreased 15% to $24.2 million, compared to $28.3 million for the same quarter of 2025.
•
Gross profit decreased 32% to $11.3 million (47% of revenues), compared to $16.6 million (59% of revenues) for the same quarter of 2025.
•
GAAP net loss totaled $7.0 million, compared to GAAP net loss of $1.5 million for the same quarter of 2025.
•
Adjusted EBITDA1 totaled negative $0.1 million (0% of revenues), compared to $4.5 million (16% of revenues) for the same quarter of 2025.
•
Went “live” in one new city and one new customer.

1 See the section below titled “Non-GAAP Financial Measures and Key Business Metrics” for more information about Adjusted EBITDA and its reconciliation to GAAP net loss and more information about Annual Recurring Revenue (ARR).

Management Commentary

“Our first quarter results reflect the structural shape of our year and the deliberate investments we are making to position SoundThinking for durable, profitable growth,” said President and CEO Ralph Clark. “Q1 is, by design, typically our most cost‑concentrated and lightest revenue quarter of the year, with deployments, renewals, and expansions building through the year. With approximately $4 million in annualized savings we are expecting from the workforce optimization we implemented in the first quarter, we have increased visibility of our full‑year framework and we expect meaningful operating leverage to emerge.”

“We are encouraged by the momentum we are seeing across our public safety and commercial security offerings. Drone‑as‑first‑responder integrations are now live in 16 cities, we have launched SafetySmart™ Field Agent — our AI‑powered user experience for the SafetySmart™ platform — and SafePointe® go‑lives in healthcare are accelerating, with monthly recurring revenue more than doubling during the quarter. Supported by a strong recurring revenue base, a growing multi‑product pipeline, and improving visibility as the year progresses, we remain confident in our ability to execute and drive sustainable, long‑term value for shareholders.”

First Quarter 2026 Financial Results

Revenues for the first quarter of 2026 were $24.2 million, compared to $28.3 million for the same quarter of 2025. The decrease in revenues was primarily due to approximately $3.5 million in catch-up revenue in 2025 from the renewal of two delayed contracts with the New York City Police Department and $0.5 million in revenue related to our ShotSpotter contract with Puerto Rico in the first quarter of 2025, which has not currently been renewed.

Gross profit for the first quarter of 2026 was $11.3 million (47% of revenues), compared to $16.6 million (59% of revenues) for the same period in 2025 reflecting lower revenue volume and continued cost pressures related to servicing contracted customers without the benefit of catch-up revenue recognized in the first quarter of 2025.

Total operating expenses for the first quarter of 2026 were $18.1 million, compared to $17.8 million for the same period in 2025. Operating expenses remained consistent with the prior year due to higher employee-related compensation and restructuring charges, partially offset by reduced sales and marketing expenses.

Net loss for the first quarter of 2026 totaled $7.0 million or $(0.54) per basic and diluted share (based on 12.9 million basic and diluted weighted-average shares outstanding), compared to net loss of $1.5 million or $(0.12) per basic and diluted share (based on 12.6 million basic and diluted weighted-average shares outstanding), for the same period in 2025.

Adjusted EBITDA for the first quarter of 2026 totaled negative $0.1 million, compared to $4.5 million in the same period last year.

At quarter end, the company had $14.2 million in cash and cash equivalents, $21.9 million in accounts receivable and contract assets, net, $40.4 million in deferred revenue, $4.0 million in debt and approximately $36.0 million available on its credit facility.

Financial Outlook

The company reaffirmed its full-year 2026 revenue guidance range of $109.0 million to $111.0 million, representing approximately 6% year-over-year growth at the midpoint. The company reaffirmed its Adjusted EBITDA margin guidance range of 16% to 18% for the full year 2026. The company also reaffirmed its expectation for ARR to increase from $95.4 million at the beginning of 2026 to approximately $110.0 million at the start of 2027.

“We are reaffirming our full‑year outlook and believe we are well positioned to deliver improved performance as we move through 2026, even without a ShotSpotter contract renewal in Chicago,” added Mr. Clark. “We await the outcome of the current gunshot detection RFP process that remains underway, and believe our submission represents a comprehensive and compelling proposal. Our long-term financial targets of 70% gross margin and 40% Adjusted EBITDA margin do not include Chicago, as we remain confident in the enduring success of ShotSpotter and accelerating adoption of our broader SafetySmart platform.”

The company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. The company has not reconciled its Adjusted EBITDA outlook to GAAP net loss due to the uncertainty and variability of interest income (expense), income taxes, depreciation and amortization, stock-based compensation expenses, and any acquisition-related expenses, which are reconciling items between Adjusted EBITDA and GAAP net loss. Because the company cannot reasonably predict such items, a reconciliation to forecasted GAAP net loss is not available without unreasonable effort. Such items could have a significant impact on the calculation of GAAP net loss. For more information, see “Non-GAAP Financial Measures and Key Business Metrics” below.

Conference Call

SoundThinking will hold a conference call today May 14, 2026 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions.

SoundThinking management will host the presentation, followed by a question-and-answer period. Those wishing to participate via webcast should access the call through SoundThinking’s Investor Relations website at

https://ir.soundthinking.com/. Those wishing to participate via telephone may dial in at 1-877-407-8029 (USA) or 1-201-689-8029 (International). The replay will be available via webcast through SoundThinking’s Investor Relations website.

Non-GAAP Financial Measures and Key Business Metrics

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, represents the company’s net income (loss) before interest (income) expense, income taxes, depreciation, amortization and impairment, restructuring and related expense and stock-based compensation expense. Adjusted EBITDA is a measure used by management internally to understand and evaluate the company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for its solutions. In particular, the exclusion of these expenses in calculating Adjusted EBITDA facilitates comparisons of the company’s operating performance on a period-to-period basis.

SoundThinking believes Adjusted EBITDA also provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. For example, SoundThinking adjusts EBITDA for stock-based compensation expense because such expenses often vary for reasons that are generally unrelated to financial and operational performance in a particular period. Stock-based compensation is utilized by SoundThinking to attract and retain employees with a goal of long-term retention and the alignment of employee interests with those of the company and its stockholders, rather than to address operational performance for any particular period’s financial performance measures, in particular net loss, or its other GAAP financial results.

The following table presents a reconciliation of GAAP net loss, the most directly comparable GAAP measure, to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
	(Unaudited)
GAAP net loss	$(7,005)	$(1,484)
Less:
Interest expense, net	(24)	12
Income taxes	29	100
Depreciation, amortization and impairment	2,840	2,507
Stock-based compensation expense	2,479	3,404
Restructuring and related expense	1,586	—
Adjusted EBITDA	$(95)	$4,539

Annual Recurring Revenue (ARR): ARR is calculated for a year based on the expected GAAP revenue for the year from contracts that are in effect on January 1st of such year, assuming all such contracts that are due for renewal during the year renew as expected on or near their renewal date, and including contracts executed during the year after January 1st, but for which GAAP revenue recognition starts January 1st of the year. ARR is used by management internally to provide a clearer picture of its sustainable revenue base. SoundThinking believes ARR provides useful information to investors and others in understanding and evaluating growth of its recurring services because recurring revenue is particularly relevant for businesses operating under a subscription model, where customer retention and contract renewals play a significant role in long-term financial performance.

Forward-Looking Statements

This press release and earnings call referencing this press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s guidance for revenue and Adjusted EBITDA for 2026, the company's expectations for the increase in its ARR, its long-term financial targets, the company’s growth opportunities ahead, ability to drive profitable growth and build upon existing contracts and partnerships, including in the United States and internationally, the company’s expectation of annualized savings from its workforce optimization, the company’s expectations for meaningful operating leverage, operating momentum, sales pipeline, the outcome of the Chicago gunshot detection RFP process, the enduring success of ShotSpotter and accelerating adoption of the company’s SafetySmart platform. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the company’s ability to enter into new contracts or renew its contracts with key customers and the timing of such entry or renewal; the company’s ability to successfully negotiate and execute contracts with new and existing customers in a timely manner, if at all; the company’s ability to maintain and increase sales, including sales of the company’s newer product lines and through expansion into new vertical markets; the availability of funding for the company’s customers to purchase the company’s solutions; the complexity, expense and time associated with contracting with government entities; the company’s ability to maintain and expand coverage of existing public safety customer accounts and further penetrate the public safety market; the potential effects of negative publicity; the company’s ability to sell its solutions into international and other new markets; the lengthy sales cycle for the company’s solutions; changes in federal funding available to support local law enforcement; the company’s ability to deploy and deliver its solutions; the company’s ability to maintain and enhance its brand; and the company’s ability to address the business and other impacts and uncertainties associated with macroeconomic factors, including tariffs and trade measures, as well as other risk factors included in the company’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this press release and the earnings call referencing this press release as a result of new information, future events or changes in its expectations.

About SoundThinking, Inc.

SoundThinking, Inc. (Nasdaq: SSTI) is a leading public safety technology company that delivers AI- and data-driven solutions for law enforcement, civic leadership, and security professionals. SoundThinking is trusted by more than 300 customers and has worked with approximately 2,100 agencies to drive more efficient, effective, and equitable public safety outcomes. The company’s SafetySmartTM platform includes ShotSpotter®, the leading acoustic gunshot detection system; CrimeTracerTM, the leading law enforcement search engine; CaseBuilderTM, a one-stop investigation management system; ResourceRouterTM, software that directs patrol and community anti-violence resources to help maximize their impact; SafePointe®, an AI-based weapons detection system; and PlateRanger powered by Rekor, a leading ALPR solution. SoundThinking has been designated a Great Place to Work® company.

Company Contact:

Alan Stewart, CFO

SoundThinking, Inc.

+1 (510) 794-3100

astewart@soundthinking.com

Investor Relations Contacts:

Ankit Hira

Solebury Strategic Communications for SoundThinking, Inc.

+1 (203) 546 0444

ahira@soleburystrat.com

SoundThinking, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$24,178	$28,349
Costs
Cost of revenues	12,483	11,718
Impairment of property and equipment	435	37
Total costs	12,918	11,755
Gross profit	11,260	16,594

Operating expenses
Sales and marketing	6,500	7,259
Research and development	4,405	4,065
General and administrative	6,676	6,474
Restructuring expense	535	-
Total operating expenses	18,116	17,798
Operating loss	(6,856)	(1,204)
Other expense, net
Interest expense, net	24	(12)
Other expense, net	(144)	(168)
Total other expense, net	(120)	(180)
Loss before income taxes	(6,976)	(1,384)
Provision for income taxes	29	100
Net loss	$(7,005)	$(1,484)
Net loss per share, basic and diluted	$(0.54)	$(0.12)
Weighted-average shares used in computing net loss per share, basic and diluted	12,857,891	12,648,370

SoundThinking, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$14,242	$15,797
Accounts receivable and contract assets, net	21,852	28,570
Prepaid expenses and other current assets	4,138	4,225
Total current assets	40,232	48,592
Property and equipment, net	18,429	18,816
Operating lease right-of-use assets	1,751	1,904
Goodwill	34,213	34,213
Intangible assets, net	28,376	29,335
Other assets	2,724	2,894
Total assets	$125,725	$135,754
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,663	$3,789
Accrued expenses and other current liabilities	7,954	9,578
Line of credit	4,000	4,000
Deferred revenue, short-term	36,948	40,035
Total current liabilities	52,565	57,402
Deferred revenue, long-term	3,402	3,845
Deferred tax liability	1,386	1,359
Operating lease liabilities, net of current portion	764	976
Total liabilities	58,117	63,582
Stockholders' equity
Common stock: $0.005 par value; 500,000,000 shares authorized; 12,953,943 and 12,825,960 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	64	64
Additional paid-in capital	188,600	186,115
Accumulated deficit	(120,723)	(113,718)
Accumulated other comprehensive loss	(333)	(289)
Total stockholders' equity	67,608	72,172
Total liabilities and stockholders' equity	$125,725	$135,754